Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Casa Systems, Inc. (the “Company”) for the period ended June 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Hall, as Chief Financial Officer of the Company, hereby certify, as of the date hereof, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: August 14, 2018	By:	/s/ Gary Hall
Gary Hall
Chief Financial Officer